EXHIBIT 99.1



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                                  NEWS RELEASE


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         DATE:        January 4, 2006      2:30 p.m. E.S.T.
         CONTACT:     James L. Saner, Sr.  President and CEO
                      MainSource Financial Group  812-663-0157


                  MainSource Financial Group Announces Anderson
                           as Chief Financial Officer

MainSource Financial Group, Inc., Greensburg, Indiana (Nasdaq: MSFG) ("MainSource"). James L. Saner, Sr., President and CEO, announced today the appointment of James (Jamie) M. Anderson as Chief Financial Officer for
MainSource Financial Group. Mr. Anderson will immediately assume the responsibility of overseeing the company's accounting, budgeting, profit planning, and SEC reporting functions, as well as providing interest rate management and investment strategy.

Mr. Anderson, 34, brings more than 13 years of corporate finance, strategic planning and management experience to MainSource Financial Group. He has been employed with MainSource for over five years, most recently serving as Administrative Vice President and Principal Accounting Officer. He was employed by MainSource in September of 2000 and served as the Corporate Controller until June of 2003. At that time, he also assumed the duties of Principal Accounting Officer until he was promoted to his most recent position in March of 2005. He will be located at MainSource's headquarters in Greensburg, Indiana.

Prior to joining MainSource, Mr. Anderson worked for Hill-Rom Company, Inc. as a Financial Analyst where he, among other duties, assisted in the development of annual business plans and reviewed strategic investment proposals. In addition, he served as Accounting Supervisor and Senior Financial Analyst for Mergers and Acquisitions for Sun Healthcare Group, Inc. Mr. Anderson received his Bachelor's Degree from Hanover College in Hanover, Indiana and is a Certified Public Accountant. He and his wife, Amy, reside in Batesville, Indiana with their three children.

Mr. Saner stated, "We are fortunate to have Jamie Anderson in our organization. He has been intimately involved with all SEC reporting for the past three years and has played a vital role in the merger and acquisition activity of our Company for the past several years. His appointment adds strength to MainSource Financial Group's executive management team and signifies the Company's continuity in the marketplace. In addition to his extended experience in corporate finance, he provides us with a unique management style that will add to the company's strategic development, growth and vision."

MainSource Financial Group has expanded its asset base to over $1.6 billion and operates banking offices throughout Indiana and Illinois. Most recently,
MainSource announced definitive agreements to acquire three financial institutions during 2006, which will bring its total asset base to more than $2.2 billion and will expand its presence into Ohio and Northwest Indiana. In addition, MainSource has a stated goal to grow the corporation organically by offering complete financial services to the areas it serves.

Mr. Anderson commented, "I look forward to assuming these responsibilities at such an exciting time for MainSource. This is a growing organization and I intend to help lead the company to improved growth and efficiencies that will continue to provide strong earnings for our shareholders."

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is a community-focused, financial services holding company with assets of approximately $1.6 billion. Through its two banking subsidiaries, MainSource Bank, Greensburg, Indiana and MainSource Bank of Illinois, Kankakee, Illinois, it operates 54 offices in 23 Indiana counties and six offices in three Illinois counties. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC and MainSource Mortgage LLC, it provides various related financial services through its banking affiliates.

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; changes in the quality or composition of the Company's loan and investment portfolios; the timing of the closing of the acquisition transactions; the timing and success of integration efforts once the acquisition transactions are complete; MainSource's expectations or ability to realize success with the proposed acquisitions, and the impact of the proposed acquisitions, if successful, on MainSource's business.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.

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